UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2012

TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In connection with the completion of the acquisition of Insight Communications Company, Inc. and its subsidiaries (collectively, “Insight”) by Time Warner Cable Inc. (the “Company”) on February 29, 2012 (as described under Item 8.01 of this Form 8-K), Insight today issued two notices of redemption (the “Notices”) to holders of its 9⅜% Senior Notes due 2018 (CUSIP 45768VAD0) (the “Notes”) issued pursuant to the Indenture, dated as of July 7, 2010, among Insight and U.S. Bank National Association, as trustee (the “Indenture”).  The Notices set out the following, respectively:

I.
35% of the aggregate principal amount of the Notes will be redeemed on March 30, 2012, at a price of 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of the purchase of the common stock of Insight by the Company (the “Equity-Proceeds Redemption”).  In accordance with the terms of the Indenture, 65% of the aggregate principal amount of the Notes will remain outstanding immediately following the Equity-Proceeds Redemption; and

II.
The remaining 65% of the aggregate principal amount of the Notes will be redeemed on April 2, 2012, at a price of 100% of the principal amount thereof, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, the redemption date.

The aggregate principal amount of the Notes outstanding and being redeemed is $495,000,000.  The payment of the redemption prices on the redemption dates will be made on a pro rata basis across all of the outstanding Notes.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On February 29, 2012, the Company completed its acquisition of Insight, which operates cable systems in Kentucky, Indiana and Ohio.  Pursuant to the Agreement and Plan of Merger, dated as of August 15, 2011, by and among a wholly owned subsidiary of  the Company ("Merger Sub"), Insight and a representative of the stockholders of Insight, Merger Sub merged with and into Insight, with Insight surviving as a direct wholly owned subsidiary of the Company (the “Merger”).

A copy of the Company’s press release announcing the completion of the Merger is included as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the closing of the Merger, the credit agreement, dated as of October 6, 2006 (as amended by Amendment No. 1, dated as of February 12, 2007 and Amendment No. 2, dated as of July 12, 2010), among Insight Midwest Holdings, LLC, The Bank of New York Mellon, as administrative agent, and the other lenders party thereto, and all related loan documents, were terminated, all amounts due thereunder were repaid, and the liens and security interests created thereunder were released.

The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General
Counsel and Secretary

Date: February 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 29, 2012